QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

The Board of Directors of SYS
5050 Murphy Canyon Road
Suite 200
San Diego, CA 92123

Dear Members of the Board:

        We hereby consent to the inclusion of our opinion letter, dated February 19, 2008, to the Board of Directors of SYS ("SYS") as Annex E to, and reference thereto under the headings "SUMMARY—Opinions of Financial Advisor" and "The Merger—Opinion of Financial Advisor to the SYS Board of Directors" in, the joint proxy statement-prospectus relating to the proposed transaction involving Kratos Defense & Security Solutions, Inc. ("Kratos") and SYS, which joint proxy statement-prospectus forms a part of Kratos's Registration Statement on Form S-4. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ IMPERIAL CAPITAL LLC IMPERIAL CAPITAL LLC
April 8, 2008

QuickLinks

  Exhibit 23.3